Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE

PURSUANT TO SECTION 305(b)(2)    ☐

LASALLE BANK NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

36-0884183

(I.R.S. Employer Identification No.)

135 South LaSalle Street, Chicago, Illinois 60603

(Address of principal executive offices) (Zip Code)

Guy Rounsaville

Executive Vice President

General Counsel

Telephone: (312) 904-5469

135 South LaSalle Street, Suite 925

Chicago, Illinois 60603

(Name, address and telephone number of agent for service)

Hospira, Inc.

(Exact name of obligor as specified in its charter)

Delaware	20-0504497
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

275 North Field Drive	60045-5045
Lake Forest, Illinois	(Zip Code)
(Address of principal executive offices)

Debt Securities

(Title of the indenture securities)

ITEM 1.  GENERAL INFORMATION*

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

	1.	Comptroller of the Currency, Washington D.C.

	2.	Federal Deposit Insurance Corporation, Washington, D.C.

	3.	The Board of Governors of the Federal Reserve Systems, Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.

If the obligor is an affiliate of the trustee, describe each such affiliation.

Not Applicable

*Pursuant to General Instruction B, the trustee has responded only to items 1, 2 and 16 of this form since to the best knowledge of the trustee the obligor is not in default under any indenture under which the trustee is a trustee.

ITEM 16.                LIST OF EXHIBITS.

List below all exhibits filed as part of this statement of eligibility and qualification.

1.                                       A copy of the Articles of Association of LaSalle Bank National Association now in effect. (incorporated herein by reference to Exhibit 1 to Form T-1 filed as Exhibit 25 to Form S-3, dated June 28, 2006, in File No. 333-135417).

2.                                       A copy of the certificate of authority to commence business (incorporated herein by reference to Exhibit 2 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

3.                                       A copy of the authorization to exercise corporate trust powers (incorporated herein by reference to Exhibit 3 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

4.                                       A copy of the existing By-Laws of LaSalle Bank National Association (incorporated herein by reference to Exhibit 4 filed with Form T-1 filed as Exhibit 25 to Form S-3, dated June 28, 2006, in File No. 333-135417).

5.                                       Not applicable.

6.                                       The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939 (incorporated herein by reference to Exhibit 6 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

7.                                       A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

8.                                       Not applicable.

9.                                       Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, LaSalle Bank National Association, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois, on the 7th day of March, 2007.

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ RUSSELL C. BERGMAN
Name: Russell C. Bergman Title: First Vice President

Exhibit 7

LaSalle Bank N.A.	Call Date:	12/31/2006	ST-BK: 17-1520	FFIEC	031
135 South LaSalle Street				Page	RC-1
Chicago, IL 60603	Vendor ID:	D	CERT: 15407	11

Transit Number:  71000505

Consolidated Report of Condition for Insured Commercial and
State-Chartered Savings Banks for December 31, 2006

All schedules are to be reported in thousands of dollars.  Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

				Dollar Amounts in Thousands
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):			RCFD
	a. Noninterest-bearing balances and currency and coin (1)			0081	2,229,087	1.a
	b. Interest-bearing balances (2)			0071	10,729	1.b
2.	Securities:
	a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	51,616	2.a
	b. Available-for-sale securities (from Schedule RC-B, column D)			1773	20,599,408	2.b
3.	Federal funds sold and securities purchased under agreements to resell
	a. Federal funds sold in domestic offices			B987	316,355	3.a
	b. Securities purchased under agreements to resell (3)			B989	165,943	3.b
4.	Loans and lease financing receivables (from schedule RC-C)
	a. Loans and leases held for sale			5369	1,913,918	4.a
	b. Loans and leases, net of unearned income	B528	42,909,034
	c. LESS: Allowance for loan and lease losses	3123	666,554			4.c
	d. Loans and leases, net of unearned income,
	allowance, and reserve (item 4.a minus 4.b and 4.c)			B529	42,242,480	4.d
5.	Trading assets (from Schedule RC-D)			3545	1,862,146	5.
6.	Premises and fixed assets (including capitalized leases)			2145	245,605	6.
7.	Other real estate owned (from Schedule RC-M)			2150	17,138	7.
8.	Investments in unconsolidated subsidiaries and associated companies (from
	Schedule RC-M)			2130	0	8.
9.	Not applicable
10.	Intangible assets (from Schedule RC-M)
	a. Goodwill			3163	165,599	10.a
	b. Other Intangible assets			0426	0	10.b
11.	Other assets (from Schedule RC-F)			2160	3,146,505	11.
12.	Total assets (sum of items 1 through 11)			2170	72,966,529	12.

(1)                                  Includes cash items in process of collection and unposted debits.

(2)                                  Includes time certificates of deposit not held for trading.

(3)                                  Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

LaSalle Bank N.A.	Call Date:	12/31/2006	ST-BK: 17-1520	FFIEC	031
135 South LaSalle Street				Page	RC-1
Chicago, IL 60603	Vendor ID:	D	CERT: 15407	12

Transit Number:  71000505

Schedule RC - Continued

		Dollar Amounts in Thousands
LIABILITIES
13.	Deposits:
	a. In domestic offices (sum of totals of			RCON
	columns A and C from Schedule RC-E, part I)			2200	34,170,104	13.a
		RCON
	(1) Noninterest-bearing (1)	6631	7,231,037			13.a.1
	(2) Interest-bearing	6636	26,939,067			13.a.2
				RCFN
	b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from
	Schedule RC-E, part II)			2200	9,613,111	13.b
		RCFN
	(1) Noninterest-bearing	6631	0			13.b.1
	(2) Interest-bearing	6636	9,613,111			13.b.2
				RCON
14.	Federal funds purchased and securities sold under agreements to repurchase:
	a. Federal funds purchased in domestic offices (2)			B993	3,880,981	14.a
				RCFD
	b. Securities sold under agreements to repurchase (3)			B995	1,882,664	14.b
15.	Trading liabilities (from Schedule RC-D)			3548	375,453	15

16.	Other borrowed money (includes mortgage indebtedness and obligations under			3190	11,938,091	16
	capitalized leases): From schedule RC-M

17.	Not applicable
18.	Not applicable
19.	Subordinated notes and debentures (4)			3200	540,000	19.
20.	Other liabilities (from Schedule RC-G)			2930	3,509,032	20.
21.	Total liabilities (sum of items 13 through 20)			2948	65,909,436	21.
22.	Minority Interest in consolidated subsidiaries			3000	63,441	22.

EQUITY CAPITAL
				RCFD
23.	Perpetual preferred stock and related surplus			3838	500,000	23.
24.	Common stock			3230	41,234	24.

25.	Surplus (exclude all surplus related to preferred stock)	3839	2,010,375	25.
26.	a. Retained Earnings	3632	4,208,586	26.a
	b. Accumulated Other Comprehensive income.(5)	B530	233,457	26.b
27.	Other Equity capital components (6)	3284	0	27.
28.	Total equity capital (sum of items 23 through 27)	3210	6,993,652	28.
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)	3300	72,966,529	29.

Memorandum

To be reported only with the March Report of Condition.

1.

Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2001

		RCFD	Number
		6724	N/A	M.1

1 =	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank	4 =	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified accounting firm. (may be required by state chartering authority)

2 =

Independent audit of the bank’s parent holding company conducted in accordance with generally accepted  auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

		5 =	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

3 =

Attestation on bank managements assertion on the effectiveness of the banks internal control over financial reporting by a certified public accounting firm. with generally accepted auditing standards by a certified public accounting firm

		6 =	Review of the bank’s financial statements by external auditors

		7 =	Compilation of the bank’s financial statements by
external auditors
		8 =	Other audit procedures (excluding tax preparation work)
		9 =	No external audit work

(1)             Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)             Report overnight Federal Home Loan Bank advances in Schedule RC, item 16 “other borrowed money.”

(3)             Includes all securities repurchased agreements in domestic and foreign offices, regardless of maturity.

(4)             Includes limited-life preferred stock and related surplus.

(5)             Includes net unrealized holding gains(losses) on available for sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(6)             Includes treasury stock and unearned Employee Stock Ownership plan shares.